Exhibit 99.1

On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302

Telephone 818 878 7900, Facsimile 818 878 7930

www.onassignment.com

For Release
August 3, 2004
1:00 p.m. PDT

Contacts:
Ronald W. Rudolph	Deirdre Skolfield, CFA
EVP, Finance and Chief Financial Officer	Director, Investor Relations
On Assignment, Inc.	On Assignment, Inc.
(818) 878-7900	dskolfield@onassignment.com

On Assignment, Inc. Reports 2004 Second Quarter Results

Lab Support and Medical Financial & Allied Healthcare revenues and gross profits up sequentially

On Assignment appoints 20-year industry veteran as President of Lab Support U.S.

Calabasas, CA, August 3, 2004 – On Assignment, Inc. (Nasdaq: ASGN), a leading provider of specialty temporary staff for science and healthcare, today reported revenues for the three months ended June 30, 2004 of $46,313,000 and a net loss for the second quarter of $2,990,000, or $0.12 per share, in line with previous financial guidance.

Second Quarter Financial Highlights

•                  Revenues of $46,313,000 were essentially flat versus the first quarter of 2004 and declined 14.5% versus the second quarter of 2003.

•                  Gross margin for the quarter of 26.0% improved 60 basis points (“bps”) sequentially due to improved gross margins in Lab Support and Medical Financial and Allied Healthcare (“MF&A”).

•                  Net loss of $2,990,000, or $0.12 per share, represents a $0.06 per share sequential loss increase primarily due to an increase of $1,410,000 in field operating expenses arising mostly from planned staffing consultant headcount increases, a $502,000 increase in corporate expenses, and a $647,000 ($0.02 after-tax per share) charge for reorganizing the senior management in two business units.

•                  Lab Support segment revenues increased sequentially for the first time since the first quarter of 2001, up 3.3%, to $20,257,000 and Lab Support U.S. revenues of $17,834,000 were up 5.1% sequentially.

•                  Nurse Travel revenues of $19,495,000 represent a 6.0% sequential decline.

•                  MF&A revenues increased sequentially for the first time since the fourth quarter of 2000 to $6,561,000, a 7.9% sequential increase.  Excluding Allied Travel revenues, which declined sequentially from $629,000 to $418,000, the remaining Local Healthcare staffing revenues in this line of business of $6,143,000 were up 12.7% sequentially.

For the three months ended June 30, 2004, revenues were $46,313,000 compared with $54,180,000 in the same period of 2003.  Lab Support segment revenues for the three months ended June 30, 2004 were $20,257,000 compared to $24,134,000 in the same period of 2003.  Healthcare Staffing segment revenues, which includes our Nurse Travel and MF&A lines of business, were $26,056,000 for the three months ended June 30, 2004 compared to $30,046,000 in the same period of 2003.  Nurse Travel revenues for the three months ended June 30, 2004 were $19,495,000 compared to $19,795,000 in the same period of 2003.  MF&A revenues for the three months ended June 30, 2004 were $6,561,000 compared to $10,251,000 in the same period of 2003.  Net loss for the three months ended June 30, 2004 was $2,990,000, or $0.12 per share, compared with net income of $333,000, or $0.01 per share, for the three months ended June 30, 2003, excluding the effect of the $79,897,000 goodwill impairment charge last year.

Dr. Joe Peterson, President and Chief Executive Officer of On Assignment, Inc. said, “The revitalization strategy of strengthening our field sales force and management team and focusing on fundamentals is beginning to show positive results.  Revenues and gross profits for the MF&A business are now growing for the first time since late 2000.  Our larger Lab Support business has stabilized, is maintaining good margins, and has grown sequentially.  In addition, we are pleased to report that we ended the second quarter with the highest number of Lab Support temporary professionals on assignment in 2004 while maintaining our margins.  In Nurse Travel, we experienced seasonal impact on demand in the second quarter.  However, we are committed to improving the performance and results of our nurse staffing operations.”

Peter Dameris, Executive Vice President and Chief Operating Officer of On Assignment, Inc. commented, “Our growth in headcount, revenues, and gross profit dollars as well as strong bill/pay spreads in our Lab Support and MF&A groups is encouraging and, we believe, sustainable.  In Nurse Travel, we are disappointed that we did not sustain revenue at the same level as our first quarter performance, but we are taking steps to mitigate our client concentration that led to these results.”

Dameris continued, “To date, we have achieved most of our targeted hiring, training, and operating objectives under our Revitalization Plan.  Our current staffing consultant productivity and SG&A levels are not where they must be in order to generate net income.  However, as we penetrate markets and continue to regain market share, our productivity metrics per staffing consultant will begin to align with our longer-term profit goals.  In addition, we must continue to streamline our organization in order to achieve appropriate levels of net income.”

Dameris said, “Under our Revitalization Plan, we assumed we would be far enough along in implementing the Plan in the third and fourth quarters of 2004 that we should see improvements in our revenues, gross profits and staffing consultant productivity.  Accordingly, the remaining portion of 2004 is the most relevant period to measure our performance.  We will remain focused on revenue and gross profit growth through the remaining portion of 2004; and in 2005, our focus will also include optimizing our income generating capabilities.  Commencing with the third quarter 2004 earnings release in November, we will provide gross-profit based staffing consultant productivity metrics so that our shareholders can track our progress in generating profitable revenue growth.”

Dameris concluded, “We are pleased to have Emmett McGrath join the company as President of Lab Support U.S.  Over the past 20 years, Emmett has held various management positions with the Yoh Company, most recently as the Regional President of the Western Region, a member of the Executive Committee reporting directly to the CEO, and a member of the Chairman’s Board for Day & Zimmerman Group, the $1 billion parent company of the Yoh Company.  McGrath’s leadership and specific staffing expertise in scientific, clinical research, engineering, and vendor-on-premise management programs should further accelerate our growth and market penetration in these areas.”

For the six months ended June 30, 2004, revenues were $92,739,000 compared with $112,004,000 in the same period of 2003.  Lab Support segment revenues for the six months ended June 30, 2004 were $39,867,000 compared to $48,648,000 in the same period of 2003.  Healthcare Staffing segment revenues for the six months ended June 30, 2004 were $52,872,000 compared to $63,356,000 in the same period of 2003.  Nurse Travel revenues for the six months ended June 30, 2004 were $40,232,000 compared to $41,772,000 in the same period of 2003.  MF&A revenues for the six months ended June 30, 2004 were $12,640,000 compared to $21,584,000 in the same period of 2003.  Net loss for the six months ended June 30, 2004 was $4,493,000, or $0.18 per share, compared with net loss of $120,000, or $0.00 per share, for the six months ended June 30, 2003, excluding the effect of the $79,897,000 goodwill impairment charge last year.

Ron Rudolph, Executive Vice President and Chief Financial Officer of On Assignment, Inc. stated,  “Our gross margins in the Lab Support, Nurse Travel, and MF&A lines of business were 30.6%, 19.7%, and 30.4%, respectively, and consolidated gross margins improved 60 bps sequentially to 26.0%.  Our days sales outstanding were 47 during the second quarter versus 51 in the first quarter, and we ended the quarter with $31.1 million in cash on the balance sheet, down $3.5 million from $34.6 million in the previous quarter.  Cash used for operations was $1.2 million while capital expenditures increased to $2.2 million from $1.4 million in the previous quarter. Having substantially completed the planned expansion of our field operations team, we do not expect branch operating expenses to increase significantly over the remainder of this year.  Cash flow should also benefit from a return to more normalized levels of capital expenditures as we make further progress toward the full implementation of PeopleSoft.  “

Concluded Rudolph, “Based on recent trends and the present dynamics of the science and healthcare staffing markets, we are currently projecting revenues of $47 to $49 million and a loss per share of $0.10-$0.12 for the third quarter ending September 30, 2004.

On Assignment will hold its quarterly conference call to discuss its 2004 second quarter financial results today, Tuesday, August 3, 2004, at 2:00 p.m. PDT.  Interested parties are invited to listen to the conference call by dialing (800) 309-8283 or (706) 634-1958 ten minutes before the call.  A replay of the conference call will be available from approximately 5:00 p.m. PDT on August 3, 2004 and will run through Friday, August 6, 2004.  The access number for the replay is (800) 642-1687 or (706) 645-9291, and the access code is 8623880.

This call is being webcast by CCBN and can be accessed at On Assignment’s web site at www.onassignment.com

About On Assignment

On Assignment, Inc. is a leading international science and healthcare temporary staffing company providing services in laboratory support, nursing, and allied healthcare and medical-financial staffing.  The corporate headquarters of the Lab Support and Medical Financial and Allied businesses are located in Calabasas, California.  The Nurse Travel business operates out of centralized operations in Cincinnati, Ohio.

On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The company’s branch network encompasses 59 branch offices across the United States, the United Kingdom, The Netherlands, and Belgium.  On Assignment, Inc.’s common stock is traded on the Nasdaq Stock Market under the symbol ASGN.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.   Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors, and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors, and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization), a term which might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward looking statements include statements regarding the Company’s anticipated financial and operating performance for the remainder of 2004.  All statements, other than those setting forth strictly historical information, are forward looking statements, including but not limited to statements regarding anticipated expenditures and projected revenues, profit and other financial results for 2004.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  Factors that could cause or contribute to such differences include actual demand for our services, the timing of expenses associated with our revitalization strategy and the timing of any benefits resulting therefrom, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on March 15, 2004.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

(Unaudited)

(In thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	June 30, 2004	Mar. 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Total Revenues	$46,313	$46,426	$54,180	$92,739	$112,004
Cost of Services	34,288	34,613	38,968	68,901	81,313
Gross Profit	12,025	11,813	15,212	23,838	30,691
Selling, General and Administrative Expenses	16,908	14,349	14,779	31,257	31,121
Impairment of Goodwill	—	—	79,897	—	79,897
Operating Loss	(4,883)	(2,536)	(79,464)	(7,419)	(80,327)
Interest	84	92	86	176	207
Pretax Loss	(4,799)	(2,444)	(79,378)	(7,243)	(80,120)
Income Tax (Benefit) Expense	(1,809)	(941)	186	(2,750)	(103)
Net Loss	$(2,990)	$(1,503)	$(79,564)	$(4,493)	$(80,017)

Diluted Loss Per Share	$(0.12)	$(0.06)	$(3.15)	$(0.18)	$(3.12)
Weighted Average Shares Outstanding	25,233	25,208	25,268	25,220	25,671

(Unaudited)

(In thousands)

SUPPLEMENTAL FINANCIAL INFORMATION

	Quarter Ended			Six Months Ended
	June 30, 2004	Mar. 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Lab Support Segment	$20,257	$19,610	$24,134	$39,867	$48,648

Nurse Travel	19,495	20,737	19,795	40,232	41,772
Medical Financial and Allied	6,561	6,079	10,251	12,640	21,584
Healthcare Segment	26,056	26,816	30,046	52,872	63,356
Total	$46,313	$46,426	$54,180	$92,739	$112,004

Gross Profit:
Lab Support Segment	$6,193	$5,843	$8,028	$12,036	$15,937

Nurse Travel	3,836	4,326	3,915	8,162	7,918
Medical Financial and Allied	1,996	1,644	3,269	3,640	6,836
Healthcare Segment	5,832	5,970	7,184	11,802	14,754
Total	$12,025	$11,813	$15,212	$23,838	$30,691

Selected Cash Flow Information:
Cash (used for) from Operations	$(1,217)	$853	$3,507	$(364)	$1,469
Capital Expenditures	2,176	1,409	974	3,585	2,593
Open Market Repurchase of Common Stock (shares)	—	—	218	—	1,138

EBITDA:
Operating Loss	$(4,883)	$(2,536)	$(79,464)	$(7,419)	$(80,327)
Amortization of Intangibles	717	819	1,325	1,536	2,476
Depreciation	888	845	735	1,733	1,383
Impairment of Goodwill	—	—	79,897	—	79,897
EBITDA	$(3,278)	$(872)	$2,493	$(4,150)	$3,429

(Unaudited)

(In thousands of dollars)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of
	June 30, 2004	Mar. 31, 2004	June 30, 2003
Cash and Cash Equivalents	$31,072	$34,608	$31,649
Accounts Receivable net	22,697	24,391	28,986
Working Capital	48,554	52,351	53,146
Total Assets	129,010	131,187	133,050
Current Liabilities	16,040	15,105	14,370
Long-term Liabilities	1,466	1,561	1,543
Stockholders Equity	111,504	114,521	117,137

(Unaudited)

(In thousands, except per share amounts)

RECONCILIATION TO NET INCOME (LOSS)

BEFORE IMPAIRMENT OF GOODWILL

	Quarter Ended			Six Months Ended
	June 30, 2004	Mar. 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net Loss	$(2,990)	$(1,503)	$(79,564)	$(4,493)	$(80,017)
Add Back: Impairment of Goodwill	—	—	79,897	—	79,897
Pro Forma Net (Loss) Income	$(2,990)	$(1,503)	$333	$(4,493)	$(120)

Pro Forma Diluted (Loss) Income Per Share	$(0.12)	$(0.06)	$0.01	$(0.18)	$0.00
Weighted Average Shares Outstanding	25,233	25,208	25,268	25,220	25,671